UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2011

Symantec Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of Symantec Corporation (the “Company”) held on October 25, 2011. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1: Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
Stephen M. Bennett	569,510,136	3,091,591	2,285,667
Michael A. Brown	474,204,548	96,268,333	4,414,513
Frank E. Dangeard	512,909,191	59,686,949	2,291,254
Geraldine B. Laybourne	569,312,543	3,299,640	2,275,211
David L. Mahoney	569,359,363	3,172,833	2,355,198
Robert S. Miller	566,026,149	6,503,925	2,357,320
Enrique Salem	569,063,561	3,499,455	2,324,378
Daniel H. Schulman	566,188,984	6,403,788	2,294,622
V. Paul Unruh	567,724,933	4,799,264	2,363,197

Each of the nine nominees were elected to the Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected or until his or her earlier resignation or removal.

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
636,394,511	6,009,863	2,358,875	0

The appointment was ratified.

Proposal 3: Approval of an amendment to the Company’s 2000 Director Equity Incentive Plan, as amended, to increase the number of authorized shares issuable thereunder by 50,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
556,606,554	14,807,145	3,473,793	69,875,855

The proposal was approved.

Proposal 4: Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
563,415,979	7,944,978	3,526,437	69,875,855

The proposal was approved.

Proposal 5: Advisory vote on the frequency of future advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
512,342,376	5,134,379	54,181,780	3,228,859	69,875,855

Based on the results of the vote, and consistent with the Board’s recommendation, the Board has determined to hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 6: Stockholder proposal regarding special meetings:

Votes For	Votes Against	Abstentions	Broker Non-Votes
295,370,068	275,744,008	3,773,318	69,875,855

The proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Dated: October 31, 2011	By:	/s/ GREGORY KING
		Name:	Gregory King
		Title:	Vice President, Corporate Legal Services and Assistant Secretary